                                                                      Exhibit 99

(UNITED BANCORP, INC. LOGO)

P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK  Fax:740/633-1448
We are United to Better Serve You

PRESS RELEASE

UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact:  James W. Everson              Randall M. Greenwood
          Chairman, President and CEO   Senior Vice President, CFO and Treasurer
Phone:    (740) 633-0445 Ext. 120       (740) 633-0445 Ext. 181
          ceo@unitedbancorp.com         cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: 12:00PM October 23, 2008

SUBJECT: UNITED BANCORP, INC. REPORTS CONTINUED EARNINGS IMPROVEMENT WITH AN EARNINGS PER SHARE INCREASE OF 51% FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

MARTINS FERRY, OHIO --- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported continued earnings improvement with net income of $2,825,000 for the nine months ended September 30, 2008 compared to $1,874,000 for the nine months ended September 30, 2007. On a per share basis, the Company's nine month diluted earnings were $0.62 for 2008, as compared to $0.41 for 2007, an increase of 51%. Third quarter 2008 earnings per share was $0.20 compared to $0.09 for the third quarter of 2007, up 122%.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, "The Company's nine month earnings in 2008 generated an annualized 0.87% return on average assets ("ROA") and a 11.3% return on average equity ("ROE"), compared to 0.59% ROA and 7.91% ROE for the comparable nine month period in 2007. We are confident the 2008 results of operations for the nine months ended September 30, 2008 will compare very favorably with our peers in the banking industry. Moreover, with the recent reduction in short term interest rates by the Federal Reserve, we are projecting the Company's net interest margin to reflect continued improvement through the end of 2008. The Company's net interest margin of 4.08% for the nine months ended September 30, 2008, compared to 3.07% in 2007, generated an increase of approximately $2,582,000 in net interest income over the same period in 2007. Service charge income on deposit accounts for the nine months ended September 30, 2008 increased $182,000 which reflects the continuing positive impact of the Company's courtesy overdraft and merchant check capture programs. The Company's enhanced earnings level was accomplished despite an approximate $230,000 period over period before-tax increase in the provision for loan losses."

James W. Everson, Chairman, President and Chief Executive Officer stated, "We are pleased to report our earnings improvement and continue to project a year of record earnings for United Bancorp for 2008. Further, we wish to stress the increased loan loss provision in the 2008 nine month period reflects prudence as it relates to the economic challenges facing the banking industry as evidenced by an overall deterioration in asset quality within the financial sector."

Everson concluded by stating, "We project that our recently announced acquisition of the Ohio offices and deposits of the failed Ameribank in St. Clairsville, Dillonvale and Tiltonsville will greatly enhance our banking "footprint" in our eastern region and will be accretive to earnings beginning in the first quarter of 2009. In addition, this acquisition has provided additional liquidity by adding approximately $32 million of low cost core deposits to the Company's deposit totals reported as of September 30, 2008. We anticipate by the end of November that our newly acquired customers will be able to bank interchangeably at all thirteen of our full service banking facilities located in the northern and eastern regions which comprise our Citizens Bank Division. Based upon our performance in 2007, which was impacted by one time charter consolidation costs, we are projecting a record forty percent improvement in year-end 2008 earnings over 2007. Needless to say, your Directors and Management Team are pleased to make this positive report during these trying economic times."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio with total assets of approximately $453.0 million and total shareholder's equity of approximately $32.3 million as of September 30, 2008. Through its single bank charter now with its twenty banking offices and an operations center, The Citizens Savings Bank through its Community Bank Division serves the Ohio Counties of Athens, Fairfield and Hocking and through its Citizens Bank Division serves Belmont, Carroll, Harrison, Jefferson and Tuscarawas. United Bancorp, Inc. is a part of the Russell Microcap Index and trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

                     UNITED BANCORP, INC., MARTINS FERRY, OH
                                  Symbol "UBCP"

                                              FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                              ----------------------------------------
                                                                                            %
                                                        2008            2007              CHANGE
                                                    ------------    ------------         --------
EARNINGS
   Total interest income                            $  6,305,116    $  6,671,868            -5.50%
   Total interest expense                              2,347,512       3,806,649           -38.33%
                                                    ------------    ------------
   Net interest income                                 3,957,604       2,865,219            38.13%
   Provision for loan losses                             324,016         283,095            14.45%
   Net interest income after provision
   for loan losses                                     3,633,588       2,582,124            40.72%
   Service charges on deposit accounts                   515,835         480,684             7.31%
   Net realized losses of sales on
   securities                                            (14,177)             --             N/A
   Net realized gains on sale of loans                    23,418          13,612            72.04%
   Net realized gains on sale of other
      real estate and repossessions                        8,329
   Other noninterest income                              203,697         291,423           -30.10%
   Total noninterest income                              728,773         785,719            -7.25%
   Total noninterest expense                           3,235,530       3,005,168             7.67%
   Income tax expense                                    239,000         (29,087)         -921.67%
                                                    ------------    ------------
   Net income                                       $    896,160    $    391,762           128.75%
PER SHARE
   Earnings per common share - Basic                $       0.20    $       0.09           122.22%
   Earnings per common share - Diluted                      0.20            0.09           122.22%
   Cash Dividends paid                                      0.14            0.13             7.69%
SHARES OUTSTANDING
   Average - Basic                                     4,593,728       4,579,381               --
   Average - Diluted                                   4,593,925       4,581,455               --

                                               FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                               ---------------------------------------
                                                                                             %
                                                         2008            2007             CHANGE
                                                     ------------    ------------        --------
EARNINGS
   Total interest income                             $ 19,447,159    $ 19,746,701           -1.52%
   Total interest expense                               8,007,201      10,889,429          -26.47%
                                                     ------------    ------------
   Net interest income                                 11,439,958       8,857,272           29.16%
   Provision for loan losses                              887,358         657,448           34.97%
   Net interest income after provision
   for loan losses                                     10,552,600       8,199,824           28.69%
   Service charges on deposit accounts                  1,517,733       1,336,165           13.59%
   Net realized gains (losses) of sales
   on securities                                          (14,177)          1,389        -1120.66%
   Net realized gains on sale of loans                     82,284           9,081          806.11%
   Net realized losses on sale of other
      real estate and repossessions                      (143,292)             --             N/A
   Other noninterest income                               654,427         890,112          -26.48%
   Total noninterest income                             2,096,975       2,236,747           -6.25%
   Total noninterest expense                            9,060,854       8,341,740            8.62%
   Income tax expense                                     764,107         220,926          245.87%
                                                     ------------    ------------
   Net income                                        $  2,824,614    $  1,873,905           50.73%
PER SHARE
   Earnings per common share - Basic                 $       0.62    $       0.41           51.22%
   Earnings per common share - Diluted                       0.62            0.41           51.22%
   Cash Dividends paid                                       0.40            0.39            2.56%
   Book value (end of period)                                7.01            6.91            1.45%
SHARES OUTSTANDING
   Average - Basic                                      4,581,958       4,564,741              --
   Average - Diluted                                    4,582,155       4,566,765              --
AT QUARTER END
   Total assets                                      $452,898,480    $442,147,590            2.43%
   Total assets (average)                             434,524,000     425,966,000            2.01%
   Other real estate and repossessions                    620,270         820,100          -24.37%
   Gross loans                                        239,750,617     227,329,359            5.46%
   Allowance for loan losses                            2,964,852       2,218,067           33.67%
   Net loans                                          236,785,765     225,111,292            5.19%
   Net loans charged off                                  369,760         784,778          -52.88%
   Non-performing loans                                 4,302,000       1,586,000          171.25%
   Average loans                                      235,204,000     227,722,000            3.29%
   Securities and other restricted stock              149,294,407     176,132,794          -15.24%
   Shareholders' equity                                32,275,339      32,115,558            0.50%
   Shareholders' equity (average)                      33,323,000      31,571,000            5.55%
STOCK DATA
   Market value - last close (end of                 $      10.00    $      11.39          -12.20%
   period)
   Dividend payout ratio                                    64.52%          95.12%         -32.18%
   Price earnings ratio                                     12.20x          18.67x         -34.68%
KEY PERFORMANCE RATIOS
   Return on average assets (ROA)                            0.87%           0.59%          0.28%
   Return on average equity (ROE)                           11.30%           7.91%          3.39%
   Net interest margin (FTE)                                 4.08%           3.07%          1.01%
   Interest expense to average assets                        2.46%           3.41%         -0.95%
   Total allowance for loan losses
      to nonperforming loans                                68.92%         139.85%        -70.93%
   Total allowance for loan losses
      to total loans                                         1.24%           0.98%          0.26%
   Nonperforming loans to total loans                        1.79%           0.70%          1.09%
   Nonperforming assets to total assets                      1.09%           0.54%          0.55%
   Net charge-offs to average loans                          0.16%           0.34%         -0.18%
   Equity to assets at period end                            7.13%           7.26%         -0.14%

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.